Exhibit 10.42A

AMENDMENT ONE

ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE AND DEFERRAL PLAN

FOR NON-EMPLOYEE DIRECTORS OF

AFFILIATE BANKS

This Amendment One to the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks is hereby made as of this 30th day of December, 2005, by Alabama National BanCorporation.

WITNESSETH:

WHEREAS, Alabama National BanCorporation (the “Employer”) has previously adopted and approved the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks (the “Plan”);

WHEREAS, pursuant to duly adopted resolutions, the Board of Directors of the Employer has elected to adopt an amendment (the “Amendment”) to the Plan in order to ensure that amounts deferred under the Plan and allocated as a share allotment are not required to be classified as a liability of the Employer pursuant to Financial Accounting Standards Board Statement 123 (revised 2004), Share-Based Payment (“FAS 123(R)”); and

WHEREAS, the Employer now desires to amend the Plan in accordance Section 11(a) and in accordance with the foregoing.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned to such terms in the Plan.

2. Effective January 1, 2006, Section 12(a) of the Plan is amended by deleting all provisions following the first semi-colon therein in their entirety and inserting in lieu thereof the following:

“(c) ; however, all distributions under this Section 12 shall be made, as determined by the Committee, in either (i) shares of Common Stock in accordance with the provisions of Section 9, or (ii) in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.”

3. All other terms, conditions, and provisions of the Plan not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment One to the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks to be executed by its duly authorized officer as of the date first written above.

ALABAMA NATIONAL BANCORPORATION
(Employer)

By:	/s/ John H. Holcomb III

Its:	Chairman of the Board